PURCHASE AND INVESTMENT AGREEMENT

                                                             _____________, 1999

The following will constitute the agreement between EyeCity.com, Inc. ("Company") and the undersigned (the "Purchaser") with respect to the Purchaser's investment in the Company.

      1. Purchaser hereby purchases from the Company __________ shares of the Company's Common Stock, $.001 par value, (the "Shares") at a price of $3.00 per share, for a total purchase price of $_________ (the "Purchase Price").

      2. The Company shall deliver to Purchaser a certificate representing the Shares, registered in the name of Purchaser, within five (5) business days after Purchaser shall have paid to the Company the full Purchase Price.

      3. Purchaser represents, warrants and covenants to the Company and each of its officers, directors, persons who control the Company and any affiliates of the foregoing that:

            a. Either (i) Purchaser is a director or executive officer of the Company, (ii) Purchaser has a net worth, inclusive of the value of Purchaser's homes, home furnishings and automobiles, of at least $1,000,000 (which net worth may include the Purchaser's spouse's net worth), (iii) Purchaser's individual income for each of the past two calendar years exceeded $200,000 and Purchaser reasonably expects Purchaser's individual income to exceed $200,000 in the current year, (iv) Purchaser's income together with the income of Purchaser's spouse for each of the past two calendar years exceed $300,000 and Purchaser reasonably expects Purchaser's income together with that of Purchaser's spouse to exceed $300,000 in the current year, or (v) the Purchaser has such knowledge and experience in business and financial matters that Purchaser is capable of evaluating the merits and risks of an investment in the Company.

            b. Purchaser is acquiring the Shares for Purchaser's own account, for investment only and not with a view toward the resale or distribution thereof.

            c. Purchaser understands that the Shares are not registered under the Securities Act of 1933 (the "1933 Act") and may not be resold unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Purchaser understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission (the "Commission"), or any other federal or state agency, nor has the Commission or any such agency passed upon the accuracy or adequacy of any of the information provided to Purchaser. Purchaser agrees that Purchaser will not attempt to dispose of Purchaser's Shares or any interest therein, unless and until the Shares have been validly registered with the Commission, or the Purchaser has given the Company at least thirty (30) days prior written notice of such planned disposition and the Company has determined that the intended disposition does not violate the 1933 Act or the rules and regulations of the Commission thereunder (the Company may rely on an opinion of its counsel in making such determination).

            d. The Purchaser has adequate funds to provide for the Purchaser's personal needs and does not and will not require the funds comprising the Purchase Price for liquidity purposes. The Purchaser possesses the ability to bear the economic risk of holding the Shares indefinitely and can afford a complete loss of the investment contemplated hereby.

            e. In making Purchaser's investment in the Shares, no oral representations or warranties have been made to Purchaser. Purchaser acknowledges that Purchaser has been advised that, except for Mr. Mark Levin and Mr. Mark Suroff, no person is authorized to give any information or to make any statement regarding the Company's Strategic Business Plan and the attachments thereto (the "Business Plan"), and that any information or statement not made by such persons must not be relied upon as having been authorized by the Company or any professional advisors or counsel thereto. Purchaser acknowledges that the Company makes no representations or warranties, expressed or implied, with respect to the completeness or accuracy of the Business Plan as to its contents or any other written or oral communication transmitted or made available to Purchaser or Purchaser's representatives, and that Purchaser and Purchaser's representatives must rely on their own due diligence of the Company and their own independent verification of the information provided in the Business Plan and any other investigations deemed necessary for the purpose of determining whether to proceed with the investment in the Company. The Business Plan includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company. Such statements, estimates and projections reflect various assumptions by the Company's management concerning anticipated results, which may or may not occur. No representations are made as to the accuracy of such statements, estimates, or projections, and actual performance of the Company may be materially different from those set forth in such statements, estimates or projections.

            f. Purchaser has reviewed, carefully read and completed the Investor Questionnaire attached as Exhibit A hereto. All information provided by Purchaser to the Company, including that contained in the Investor Questionnaire submitted herewith, is true and correct in all respects as of the date hereof.

            g. The address set forth below is the Purchaser's true and correct residence. Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

            h. Purchaser covenants that the foregoing representations and warranties will be true and accurate as of, and acknowledges that such representations and warranties shall survive, the date of his or her purchase of the Shares.

            i. Purchaser is aware that all documents, records and books pertaining to this investment are at all times available at the offices of the Company at One Fairchild Court, Plainview, New York 11803, or at the offices of the Company's counsel, Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, Attn: Eric M. Lerner, Esq., and acknowledges that all documents, records and books pertaining to this investment requested by Purchaser, including without limitation, the Company's unaudited financial statements as of December 31, 1998 and for the year then ended, (a copy of which is attached as Exhibit B hereto) and capitalization chart (a copy of which is attached as Exhibit C hereto) have been made available to the Purchaser and the persons the Purchaser has retained, if any (if applicable, such person is _________ having an address at ______________________________) to advise Purchaser with respect to this investment (and if any such person has been retained, such person has provided to the Company a completed Purchaser Representative Questionnaire in form and substance satisfactory to the Company), and the Purchaser and such persons have been supplied with such additional information concerning this investment as has been requested.

            j. The Purchaser has been given the opportunity to discuss the Purchaser's investment in, and the operation of, the Company with the Company's management and has been given all information that the Purchaser has requested and which the Purchaser deems relevant to the Purchaser's decision to invest in the Company.

      4. Purchaser agrees that the certificates evidencing the Shares shall bear the following legend restricting their transferability under the Act:


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

                                     LEGEND

      THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). NO SALE, OFFER TO SELL OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

      5. Purchaser shall indemnify and hold harmless each of the Company, its directors, officers, persons controlling the Company, any affiliate of the foregoing or any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which any of them may be put or which they may incur by reason of or in connection with any misrepresentation made by Purchaser, any breach of any of Purchaser's warranties of Purchaser's failure to fulfill any of Purchaser's covenants or agreements under this Agreement.

      6. (a) This Agreement shall be governed by and construed in accordance with the internal laws of New York (without giving effect to the conflict of laws rules thereof) applicable to contracts, transactions and obligations entered into, and to be wholly performed, in New York.

            (b) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter thereof. The provisions of this Agreement may not be modified or waived except in writing and signed by both parties hereto.

            (c) This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives and successors of the parties hereto. Purchaser may not assign any of his rights or interests in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

            (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EYECITY.COM, INC.                       PURCHASER


By:__________________                   __________________________
Name: Mark H. Levin                     Name:
Title: President
                                        Address:__________________

                                                __________________

                                        Soc. Sec. No. ____________


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